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                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of The Gymboree Corporation on Form S-8 of our report dated February 21, 1996, incorporated by reference in the Annual Report on Form 10-K of The Gymboree Corporation for the fiscal year ended February 4, 1996.

DELOITTE & TOUCHE LLP
San Francisco, California
August 19, 1996